UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 24, 2020

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Lease

On April 24, 2020, Summer Infant (USA), Inc. (“Summer USA”), a wholly-owned subsidiary of Summer Infant, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its lease with Faith Realty II, LLC (the “Landlord”) relating to its headquarters located in Woonsocket, Rhode Island. The Landlord is a company owned by Jason Macari, a former officer and director of the Company and a holder of more than ten percent of the Company’s outstanding common stock. As a result of the Amendment, effective on May 1, 2020, the Company will reduce the size of premises it currently occupies under the lease.

Pursuant to the Amendment, the lease was modified so that, among other things, (i) the term of the lease will now expire on June 30, 2025, (ii) commencing on July 1, 2020, annual base rent payments are reduced, (iii) Summer USA has two options to extend the term of the lease, each for an additional five-year term, upon advance written notice, and (iv) the Landlord and Summer USA agreed to certain additional rent and operating expenses, repairs, and modifications of the property.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendments to Credit Facility and Term Loan

On April 29, 2020, the Company and Summer USA, as borrowers entered into (i) Amendment No. 5 to Second Amended and Restated Loan and Security Agreement among the Company and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders (the “BofA Amendment”), and (ii) a letter agreement among the Company and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Pathlight Capital LLC, as agent for the lenders (the “Letter Agreement”), amending certain terms of Amendment No. 4 to Term Loan and Security Agreement dated March 10, 2020 (“Amendment No. 4 to the Term Loan”).

The BofA Amendment amended the terms of the Second Amended and Restated Loan and Security Agreement to (a) increase the applicable margin on LIBOR and base rate loans, (b) modify the definition of LIBOR to provide for a LIBOR minimum of 0.75% and (c) with respect to the financial covenants (i) for the months ending April through August 2020, adjust the minimum net sales amounts the Company must meet for each period of three consecutive fiscal months, and (ii) for the months ending April through December 2020, adjust the minimum EBITDA (as defined in the Restated BofA Agreement) the Company must meet as of the end of each fiscal month, calculated on a trailing 12-month period. The Letter Agreement amended Amendment No. 4 to the Term Loan to modify the definition of LIBOR and the financial covenants consistent with the BofA Amendment described above.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Lease, dated April 24, 2020, by and between Faith Realty II, LLC and Summer Infant (USA), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: April 30, 2020	By:	/s/ Paul Francese
Paul Francese
Chief Financial Officer